Exhibit 10(q)

HICKORYTECH CORPORATION

Long-Term Executive Incentive Program Summary

Purpose

This long-term incentive program ensures alignment between executive actions and HickoryTech’s long-term strategic plan.  It is designed to drive shareholder value through alignment of executive pay with corporate strategic goals.

Eligible HickoryTech Employees

President/CEO

Division Presidents

CFO

Vice President of Human Resources

Executives in these positions whose employment begins after the start of a Program period will be eligible for a prorated award based on the date of hire or promotion to such position.

Eligible executives whose status as a participant ends prior to the end of a Program period, for any reason other than retirement or death, will lose eligibility for payouts under the Program.  Eligible executives who leave HickoryTech’s employment for any reason other than retirement or death will lose any unvested restricted stock.

Administration

The Program is administered by the Compensation Committee of the HickoryTech Board of Directors.

Program Provisions

The Long-Term Executive Incentive Program provides for restricted shares to be granted to eligible participants if pre-established strategic objectives are achieved.   These strategic objectives are to be achieved over a two or three year performance period.  If the objectives are not obtained, no award will be granted.

The Program will have overlapping performance periods which will allow the two or three year Programs to run concurrently.

Awards granted under this Program will be restricted stock.  One-half of the restricted shares will vest 30 days after grant, and the remaining one-half will vest on the first anniversary of the grant.

The number of restricted shares to be granted will be determined at the end of the performance period, based on the level of achievement of the objectives, using linear interpolation between the performance levels of Threshold (75% performance achievement), Target (100% performance achievement) and Maximum (125% performance achievement).

An award range for the grant of restricted shares has been established for each eligible position, if the pre-established objectives are achieved.

Share Authorization

Shares utilized for this Program are granted under the 1993 Stock Award Plan.  This Plan was authorized by shareholders in 1993 and an amendment to this Plan was authorized by shareholders in 2000.